Exhibit 5.1

February 22, 2016

To:

Advanced Inhalation Therapies (AIT) Ltd.

2 Derech Meir Weisgal

Rehovot, 7632605 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen,

We have acted as Israeli counsel for Advanced Inhalation Therapies (AIT) Ltd., an Israeli company (the “Company”), in connection with the underwritten initial public offering (the “Offering”) by the Company of up to an aggregate of 333,333 units (the “Units”), each consisting of two of the Company’s ordinary shares, no par value (the “Ordinary Shares”) and three warrants (the “Warrants”) each to purchase one Ordinary Share (the “Warrant Shares”), including Units, Ordinary Shares and/or Warrants issuable upon exercise of the underwriters’ over-allotment option, and a warrant (the “Representative’s Warrant” ) to purchase up to 33,333 Ordinary Shares (the “Representative’s Warrant Shares”) issued to the representative of the underwriters. This opinion letter is rendered pursuant to Item 8(a) of Form F-1 of the United States Securities and Exchange Commission (the “SEC”) and Item 601(b)(5) of the SEC’s Regulation S-K under the United States Securities Act of 1933, as amended (the “Act”). The Units, Ordinary Shares, Warrants, Warrant Shares, Representative’s Warrants and the Representative’s Warrant Shares shall be referred to herein collectively as the “Securities.” The Ordinary Shares, Warrant Shares and the Representative’s Warrant Shares shall be referred to herein collectively as the “Offered Shares.”

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 , filed by the Company with the SEC and to which this opinion is attached as an exhibit (the “Registration Statement”); (ii) the exhibits to the Registration Statement including the form of Underwriting Agreement between the Company and Joseph Gunnar & Co., as representatives of the several underwriters (the “Underwriting Agreement”), (iii) copies of the articles of association of the Company, as currently in effect; (iv) copies of the amended and restated articles of association of the Company to become effective concurrently with the Offering; (v) resolutions of the board of directors of the Company which have heretofore been approved which relate to the Registration Statement and the actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made inquires of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; (ii) upon payment to the Company of the consideration for the Units and the Representative Warrant, in such amount and form as shall be determined by the board of directors of the Company or an authorized committee thereof, and with respect to the Warrant Shares and Representative’s Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the applicable Warrants and Representative’s Warrant, respectively, the Offered Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable .

We are members of the Bar of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction other than those of the State of Israel.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Ordinary Shares.

Very truly yours,

/s/ Zysman, Aharoni, Gayer & Co. Law Offices
Zysman, Aharoni, Gayer & Co. Law Offices